Exhibit 23.J


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 33-53800 of The Chesapeake Aggressive Growth Fund (a series of Gardner Lewis Investment Trust) of our report dated November 28, 2001, included in the Annual Report for the fiscal period ended
October 31, 2001, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/s/Deloitte & Touche LLP


December 28, 2001
Pittsburgh, Pennsylvania